Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 333-123467 on Form N-1A of our report dated May 28, 2014 relating to the financial statements and financial highlights of Mercer Funds, comprising Mercer US Large Cap Growth Equity Fund, Mercer US Large Cap Value Equity Fund, Mercer US Small/Mid Cap Growth Equity Fund, Mercer US Small/Mid Cap Value Equity Fund, Mercer Non-US Core Equity Fund, Mercer Core Fixed Income Fund (formerly known as Mercer Core Opportunistic Fixed Income Fund), Mercer Opportunistic Fixed Income Fund, Mercer Emerging Markets Equity Fund, and Mercer Global Low Volatility Equity Fund, appearing in the Annual Report on Form N-CSR of Mercer Funds for the year ended March 31, 2014 and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 24, 2014